Sub-Item 77Q1(d)

Rights of shareholders described in documents listed previously in response to Item 77Q1(a).

Amended J.P. Morgan Funds Combined Amended and Restated Rule 18f-3 Multi-Class Plan, dated February 25, 2010, is incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on March 3, 2010  Accession Number 0001145443-10-000523).